Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134730, 333-76817, 333-72841 and 333-41863) and Form S-3 (Nos. 333-134002, 333-121868 and 333-112464) of Mechanical Technology Incorporated of our report dated March 9, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Albany, New York

March 9, 2007